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                                                                    EXHIBIT 99.2


                                    CONSENT

     The undersigned hereby acknowledges that he agreed with BroadbandNOW, Inc., a Delaware corporation (the "Company"), to serve as a Director of the Company, upon his due appointment or election, and consents to all references to him that may be included in the prospectus or made a part of the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission, and any amendment thereto, and any related documents.

Dated as of January 26, 2000


                                             By: /s/ JEFFREY A. MARCUS
                                                --------------------------------
                                                Jeffrey A. Marcus